Exhibit 16.1


CORNICK, GARBER & SANDLER, LLP
Certified Public Accountants


                                                                 October 3, 2002




Securities and Exchange Commission
Washington, D.C.

Ladies and Gentlemen:

         We have read Item 4 of the Form 8-K dated October 3, 2002 to be filed by I.A. Europe, Inc. with the Securities and Exchange Commission. When read in connection with our resignation letter dated June 21, 2002 referred to in the Form 8-K, we agree with the statements with respect to our Firm in such Form 8-K.

                                              /s/ Cornick, Garber & Sandler, LLP
                                              ----------------------------------
                                                  CORNICK, GARBER & SANDLER, LLP






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